Exhibit 99.1

For Immediate Release

Investor Contact:	Tom Fitzsimmons, tom_fitzsimmons@avid.com, 978-640-3346
Media Contact:	Lisa Pistacchio, lisa_pistacchio@avid.com, 650-930-3083

Avid Reports Second Quarter 2008 Results

TEWKSBURY, Mass., July 24, 2008 — Avid Technology, Inc. (Nasdaq: AVID) today reported revenue of $222.9 million for the three-month period ended June 30, 2008, compared to $225.3 million for the same period in 2007. GAAP net loss for the quarter was $10.4 million, or $.28 per share, compared to GAAP net loss of $6.0 million, or $.15 per diluted share, in the second quarter of 2007.

GAAP net loss in the second quarter of 2008 included $10.5 million of amortization, stock-based compensation, restructuring charges and related tax adjustments. Excluding these items, non-GAAP earnings per share were $.00. For the second quarter of 2007, GAAP net loss included $14.2 million of amortization, stock-based compensation, restructuring charges, legal settlements and related tax adjustments. Excluding these items, non-GAAP earnings per diluted share were $.20 in the second quarter of 2007.

At June 30, 2008, the company’s cash balance was $138.5 million, down $86.0 million since the end of 2007. During the first quarter of 2008, the company used $93.2 million in cash to repurchase 4.3 million shares of common stock under the previously-announced share buyback program.

“Our sequential improvement in revenue, margin and earnings in the second quarter is an indication that our transformation is on schedule,” said Gary Greenfield, Avid chairman and CEO. “In the second half of the year, we plan to build on our strengths in both audio and video and align the organization to better position the company for long-term sustainable value.”

Revenue for the six-month period ended June 30, 2008 was $421.1 million, compared to revenue of $444.2 million for the same period in 2007. GAAP net loss for the first six months of 2008 was $31.5 million, or $.83 per share, compared to GAAP net loss of $6.0 million, or $.15 per share, for the same period in 2007. GAAP net loss for the six-month period ended June 30, 2008 included $19.9 million of amortization, stock-based compensation, restructuring charges and related tax adjustments. Excluding these items, the non-GAAP loss per share was $.30 per share for the first half of 2008. GAAP net loss for the six-month period ended June 30, 2007 included $24.8 million of amortization, stock-based compensation, restructuring charges, legal settlements and related tax adjustments. Excluding these items, non-GAAP earnings per share were $.45 for the first half of 2007.

Recent Highlights

•

The release of Avid® Media Composer®, Symphony™ and NewsCutter® professional video editing products, each with upgraded HD capabilities, improves performance and support for additional camera and media formats.

•	Launch of the consumer video editor, Pinnacle Studio™ 12, helped to drive sales of the consumer editing software line to its highest level in over two years.
•	The availability of Pro Tools® 7.4.2 software provides Mac OS X 10.5.3 (Leopard) compatibility for Pro Tools|HD®, Pro Tools LE® and Pro Tools M-Powered™ users.
•

The introduction in July of SOFTIMAGE®|XSI® 7 3D animation software with the open platform ICE allows content producers to create, modify and deploy complex tools and effects more efficiently than ever before.

•	The release of Sibelius® First, a powerful new notation and composition tool for singers/songwriters, keyboard players and guitarists.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. The reconciliation for net income and diluted earnings per share for the three- and six-month periods ended June 30, 2008 and 2007 are in the tables attached to this press release.

The company uses non-GAAP financial measures internally to manage its business, for example, in establishing its annual operating budget, in assessing segment operating performance and for measuring performance under employee incentive compensation plans. Non-GAAP financial measures are used by management in its operating and financial decision-making because management believes these measures reflect the company’s ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, the company believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate the company’s current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the company’s use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect the company’s operations. The company’s management compensates for these limitations by considering the company’s financial results as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

Conference Call

A conference call to discuss Avid’s second quarter 2008 financial results will be held today, July 24, 2008, at 5:00 p.m. EDT. The call will be open to the public and can be accessed by dialing (719) 457-2617 and referencing confirmation code 3538405. The call and subsequent replay will also be available on Avid’s website. To listen via this alternative, go to the Investor Relations page under the About Us menu at www.avid.com for complete details prior to the start of the conference call.

Use of Forward-Looking Statements

The above release is subject to the completion and filing of our Quarterly Report on Form 10-Q. This release includes forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, about Avid’s performance. There are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, such as Avid’s ability to meet customer needs, market acceptance of Avid’s existing and new products, competitive factors, pricing pressures, delays in product shipments and other important events and factors disclosed previously and from time to time in Avid’s filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements contained herein represent Avid’s estimate only as of today and should not be relied upon as representing the company’s estimate as of any subsequent date. While Avid may elect to update these forward-looking statements at some point in the future, Avid specifically disclaims any obligation to do so, even if the estimates change.

About Avid Technology, Inc.

Avid is a worldwide leader in tools for film, video, audio, 3D animation, gaming and broadcast professionals – as well as for home audio and video enthusiasts. Avid professional and consumer brands include Avid, Digidesign®, M-Audio®, Pinnacle Systems®, Sibelius, Softimage and Sundance Digital®. The vast majority of primetime television shows, feature films, commercials and chart-topping music hits are made using one or more Avid products. Whether used by seasoned professionals or beginning students, Avid’s products and services enable customers to work more efficiently, productively and creatively. Avid received an Oscar® statuette representing the 1998 Scientific and Technical Award for the concept, design, and engineering of the Avid Film Composer® system for motion picture editing. For more information about the company’s Oscar, Grammy® and Emmy® award-winning products and services, visit www.avid.com.

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© 2008  Avid Technology, Inc. All rights reserved. Avid, Digidesign, Film Composer, M-Audio, Media Composer, NewsCutter, Pinnacle Studio, Pinnacle Systems, Pro Tools, Pro Tools|HD, Pro Tools LE, Pro Tools M-Powered, Sibelius, Softimage, Sundance Digital, Symphony and XSI are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. Emmy is a registered trademark of ATAS/NATAS. Academy Awards and Oscar are trademarks and service marks of the Academy of Motion Picture Arts and Sciences. Grammy is a trademark of the National Academy of Recording Arts and Sciences, Inc.  All other trademarks are the property of their respective owners.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net revenues:
Products	$ 189,115	$ 192,370	$ 357,291	$ 384,813
Services	33,748	32,956	63,838	59,411
Total net revenues	222,863	225,326	421,129	444,224

Cost of revenues:
Products	92,628	92,991	177,701	185,703
Services	19,629	17,454	37,016	33,433
Amortization of intangible assets	2,270	4,761	5,524	9,233
Total cost of revenues	114,527	115,206	220,241	228,369

Gross profit	108,336	110,120	200,888	215,855

Operating expenses:
Research and development	38,972	38,444	77,482	76,186
Marketing and selling	55,259	56,505	105,586	108,199
General and administrative	19,492	17,698	41,435	35,550
Amortization of intangible assets	3,323	3,431	6,710	6,863
Restructuring costs, net	937	1,517	2,000	1,775
Total operating expenses	117,983	117,595	233,213	228,573

Operating loss	(9,647)	(7,475)	(32,325)	(12,718)
Interest and other income (expense), net	617	2,023	2,098	3,918
Loss before income taxes	(9,030)	(5,452)	(30,227)	(8,800)

Provision for (benefit from) income taxes, net	1,355	547	1,306	(2,821)

Net loss	$ (10,385)	$ (5,999)	$ (31,533)	$ (5,979)

Net loss per common share - basic	$(0.28)	$(0.15)	$(0.83)	$(0.15)

Net loss per common share - diluted	$(0.28)	$(0.15)	$(0.83)	$(0.15)

Weighted-average common shares outstanding - basic	36,904	40,940	38,133	41,046

Weighted-average common shares outstanding - diluted	36,904	40,940	38,133	41,046

AVID TECHNOLOGY, INC.
(unaudited - in thousands, except per share data)

Summary of the Company's revenues and contribution margin by reportable segment and a reconciliation of segment contribution margin to consolidated operating loss:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Professional Video	$ 115,738	$ 120,318	$ 209,988	$ 232,989
Audio	75,315	76,763	148,554	155,686
Consumer Video	31,810	28,245	62,587	55,549
Total revenues	$ 222,863	$ 225,326	$ 421,129	$ 444,224

Contribution Margin:
Professional Video	$ 10,563	$ 12,136	$ 9,243	$ 23,737
Audio	10,626	12,109	21,496	25,262
Consumer Video	21	1,967	530	2,535
Segment contribution margin	21,210	26,212	31,269	51,534

Less: Unallocated costs and expenses:
Common costs and operating expenses	(19,739)	(18,402)	(42,627)	(37,253)
Amortization of acquisition-related intangible assets	(5,593)	(8,192)	(12,234)	(16,096)
Stock-based compensation	(4,588)	(4,551)	(6,733)	(8,103)
Restructuring costs, net	(937)	(1,517)	(2,000)	(1,775)
Legal settlements	—	(1,025)	—	(1,025)
Consolidated operating loss	$ (9,647)	$ (7,475)	$ (32,325)	$ (12,718)

Reconciliation of GAAP net income (loss) to Non-GAAP net income (loss):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
GAAP net loss	$ (10,385)	$ (5,999)	$ (31,533)	$ (5,979)

Adjustments to reconcile to Non-GAAP net income:
Amortization of intangible assets	5,593	8,192	12,234	16,096
Stock-based compensation	4,588	4,551	6,733	8,103
Restructuring costs, net	937	1,517	2,000	1,775
Legal settlements	—	1,025	—	1,025
Related tax adjustments	(614)	(1,099)	(1,048)	(2,214)
Non-GAAP net income (loss)	$ 119	$ 8,187	$ (11,614)	$ 18,806

Weighted-average common shares outstanding - diluted	37,056	41,517	38,133	41,653

Non-GAAP net income (loss) per common share - diluted	$0.00	$0.20	$(0.30)	$0.45

	Three Months Ended		Six Months Ended
Stock-based compensation included in:	June 30,		June 30,
	2008	2007	2008	2007
Cost of products revenues	$ 171	$ 182	$ 303	$ 323
Cost of services revenues	166	251	264	448
Research and development expenses	1,089	1,354	1,452	2,397
Marketing and selling expenses	1,109	1,201	1,638	2,136
General and administrative expenses	2,053	1,563	3,076	2,799
	$ 4,588	$ 4,551	$ 6,733	$ 8,103

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	June 30,	December 31,
	2008	2007
ASSETS:
Current assets:
Cash, cash equivalents and marketable securities	$ 138,462	$ 224,460
Accounts receivable, net of allowances of $20,976 and $20,784
at June 30, 2008 and December 31, 2007, respectively	114,080	138,692
Inventories	120,728	117,324
Prepaid and other current assets	41,499	36,788
Total current assets	414,769	517,264

Property and equipment, net	44,491	46,160
Intangible assets, net	59,193	71,427
Goodwill	360,521	360,584
Other assets	11,537	10,518

Total assets	$ 890,511	$ 1,005,953

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$ 36,358	$ 34,992
Accrued expenses and other current liabilities	93,142	93,912
Deferred revenues	79,186	79,771
Total current liabilities	208,686	208,675

Long-term liabilities	17,539	17,495
Total liabilities	226,225	226,170

Stockholders' equity:
Common stock	423	423
Additional paid-in capital	973,482	968,339
Accumulated deficit	(196,123)	(155,722)
Treasury stock at cost, net of reissuances	(128,735)	(45,823)
Accumulated other comprehensive income	15,239	12,566
Total stockholders' equity	664,286	779,783

Total liabilities and stockholders' equity	$ 890,511	$ 1,005,953